CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (Nos. 33-78680, 33-80327, 333-35758, 333-58199, 333-75594, 333-115622 and 333-135907) on Form S-8 and (No. 333-121913) on Form S-3 of Consumer Portfolio Services, Inc. of our report dated March 31, 2009, which is incorporated by reference in the 2008 Annual Report on Form 10-K of Consumer Portfolio Services, Inc.

                                    /s/ Crowe Horwath LLP

Costa Mesa, California
March 31, 2009